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                                                                      Exhibit 23





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of The Lamson & Sessions Co. (Form S-8, File No. 333-46953) pertaining to The Lamson & Sessions Co. Deferred Savings Plan (the "Plan"), of our report dated May 31, 2001 with respect to the financial statements and supplemental schedule of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 2000.

/s/ Moore Stephens Apple

June 21, 2001